Investor Supplemental Presentation February 13, 2019 Exhibit 99.1

Forward-Looking Statements Unless the context otherwise requires, references in this presentation to “Energizer,” “we,” “our,” and the “Company” refer to Energizer Holdings, Inc., and its subsidiaries. This presentation contains certain forward-looking statements regarding business strategies, market potential, future financial performance, including synergies, and other matters that are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 (the “Act”) and that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. The words “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook,” or other similar words or phrases, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Except as may be required by law, we undertake no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of this presentation. Factors that could cause actual results or events to differ materially from those anticipated include, without limitation, the matters described in the “Risk Factors” section of our Annual Report on Form 10-K (Part 1, Item 1A) and our most recent Quarterly Report on Form 10-Q (Part II, Item 1A) to which this presentation relates, in addition to the following other factors: (1) market and economic conditions; (2) market trends in the categories in which we compete; (3) our ability to acquire and integrate businesses; to realize the projected results of acquisitions of the Acquired Businesses (defined below) (the “Acquisitions”), including our ability to promptly and effectively integrate the global battery, portable lighting and power business (the “Acquired Battery Business”) and the global auto care business (the “Acquired Auto Care Business” or “GAC”, and together with the Acquired Battery Business, the “Acquired Businesses”) recently acquired from Spectrum Brands Holdings, Inc. (“Spectrum”); and to obtain expected cost savings, synergies and other anticipated benefits of the Acquisitions within the expected timeframe, or at all; (4) the impact of the acquisitions of the Acquired Businesses on the business operations of ours and the Acquired Businesses; (5) our ability to divest of the Europe-based Varta® consumer battery, chargers, portable power and portable lighting business which serves the Europe, the Middle East and Africa markets (the “Varta Divestment Business”); (6) the success of new products and the ability to continually develop and market new products; (7) our ability to attract, retain and improve distribution with key customers; (8) our ability to continue planned advertising and other promotional spending; (9) our ability to timely execute strategic initiatives, including restructurings, and international go-to-market changes in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations; (10) the impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors; (11) our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure; (12) our ability to improve operations and realize cost savings; (13) the impact of foreign currency exchange rates and currency controls, as well as offsetting hedges; (14) the impact of the United Kingdom’s announced intention to exit the European Union; (15) the impact of raw materials and other commodity costs; (16) the impact of legislative changes or regulatory determinations or changes by federal, state and local, and foreign authorities, including customs and tariff determinations, as well as the impact of potential changes to tax laws, policies and regulations; (17) costs and reputational damage associated with cyber-attacks or information security breaches or other events; (18) the impact of advertising and product liability claims and other litigation; and (19) compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors described above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed in our filings with the SEC. Safe Harbor Statements PRESENTATION NAME DATE

The unaudited pro forma financial measures, including the pro forma Combined Business’: Earnings Before Income Taxes, Net Earnings, Net Earnings Attributable to Common Shareholders and Diluted EPS are all derived from the Pro Forma Financial Statements prepared giving effect to the Acquisitions pursuant to Article 11 of Regulation S-X which was filed with the SEC on Form 8-K/A on January 14, 2019. “Combined Business” in this presentation refers to the base Energizer business, plus the Acquired Battery Business less the Varta Divestiture Business, plus the Acquired Auto Care Business. The pro forma financial information contemplate the Company’s issuance of debt financing, term loans, common stock, mandatory preferred stock and new equity to be issued to Spectrum, net of the assumed proceeds of the Varta Divestment Business. The pro forma adjustments were prepared prior to the pricing of the debt financing and equity offerings and include assumptions relating to such financings. See the Company’s Form 8-Ks filed on January 18, 2019 and January 28, 2019 for a description of the actual terms of such financings. The pro forma financial information is presented on a basis to reflect the Acquisitions as if they had occurred on October 1, 2017. The historical results of the Acquired Battery Business and Acquired Auto Care Business have been derived from their respective audited combined Statement of Earnings for the year ended September 30, 2018. The impact of removing the Varta Divestment Business is reflected within the pro forma financial information and is derived from the unaudited financial records of Spectrum based on the results of that business for the year ended September 30, 2018. The unaudited pro forma financial information reflects adjustments to give effect to pro forma events that are (1) directly attributable to the Acquisitions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Acquisitions been completed as of October 1, 2017. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of the combined company. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under ASC 805, which requires, among other things, the assets and liabilities assumed in a business combination be recognized at their fair value as of the acquisition date. The unaudited pro forma financial information includes interest and financing costs related to the Acquisitions and preliminary purchase accounting adjustments, such as depreciation and amortization expense on acquired tangible and intangible assets, which are expected to have continuing impact on the combined results. The impact from any of the operating results from the Varta Divestment Business has been removed as a pro forma adjustment to exclude those results as they will not have a continuing impact on the combined results. The impacts of any revenue or cost synergies that may result from combining Energizer and the Acquired Battery Business or Acquired Auto Care Business are not included within the pro forma financial information. We expect to generate synergies of approximately $75 million through network optimization, selling, general and administrative reductions and procurement efficiencies. These savings are projected to be achieved over a period of three years following the close of the Acquisitions. This financial information should be read in conjunction with the Company’s financial statements and accompanying notes, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2018, filed with the SEC on November 16, 2018, as well as the Acquired Battery Business' and the Acquired Auto Care Business' audited annual combined financial statements as of September 30, 2018 and 2017 and for the fiscal years ended September 30, 2018, 2017 and 2016, and the notes related thereto, filed with the SEC in the Form 8-K/A on January 14, 2019. Pro Forma Financial Measures PRESENTATION NAME DATE

While the Company reports financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this presentation includes certain non-GAAP measures, including, without limitation, the Company’s Adjusted Earnings Before Income Taxes, Adjusted Net Income Attributable to Common Shareholders and Adjusted Diluted EPS. These adjustments remove the impacts of the Company’s gain on sale of real estate, acquisition and integration items, the settlement loss on pension plan termination and the one-time impact of the U.S. Tax Legislation. The Company has also provided pro forma financial information to reflect the Combined Business. The pro forma financial information was prepared pursuant to Article 11 of Regulation S-X. This presentation includes certain non-Regulation S-X compliant adjustments, including, without limitation Adjusted Pro Forma Combined Business’ Earnings Before Income Taxes, Adjusted Pro Forma Combined Business’ Net Earnings, and Adjusted Pro Forma Combined Business’ Diluted EPS. These adjustments remove the impacts of the Company’s and the Acquired Businesses’ restructurings, gain on sale of real estate, the settlement loss on pension plan termination, the carve out allocations made to the Acquired Businesses’ historical results, unrecognized tax benefits and the one-time impact of the U.S. Tax Legislation. The pro forma financial information was initially prepared excluding all integration and acquisition related costs. As a result, no further adjustment were needed to the pro forma financial information to remove acquisition and integration costs. The Company has also provided Estimated Combined Business Adjusted Free Cash Flow which is derived from the Pro Forma Consolidated Combined Business’ Net Earnings adjusted for (1) the pro forma non-cash adjustments for depreciation, amortization, share-based payments and write-off for goodwill impairment, (2) the after tax cash adjustments for carve out allocations and restructuring, and (3) capital expenditures. We believe non-GAAP and adjusted pro forma measures provide a meaningful comparison to the corresponding historical or future period, assist investors in performing their analysis, and provide investors with visibility into the underlying financial performance of the Company’s business. The Company believes that these non-GAAP and adjusted pro forma measures are presented in such a way as to allow investors to more clearly understand the nature and amount of the adjustments to arrive at the non-GAAP measures and adjusted pro forma measures. Investors should consider non-GAAP adjusted pro forma measures in addition to, not as a substitute for, or superior to, the comparable GAAP or pro forma measures. Additionally, these non-GAAP and adjusted pro forma measures may differ from similarly titled measures presented by other companies. Reconciliations to the nearest GAAP measure or pro forma measure are provided within each slide. Non-GAAP and Adjusted Pro Forma Financial Measures PRESENTATION NAME DATE

Supplemental Information The purpose of this presentation is to summarize information previously included in prior Form 8-K and Form 8-K/A filings made by the Company. This includes information included on our Form 8-K/A filed on January 14, 2019, that included audited financial statements for the Acquired Businesses. The pro forma financial information also included adjustments to the audited financial statements of the Acquired Battery Business to adjust out for the estimated unaudited impact of the Varta Divestment Business which was derived from the accounting records of Spectrum (as adjusted, the Acquired Battery Business shall be referred to as “GBC” in this presentation). The Form 8-K/A also included pro forma condensed combined financial information for the Combined Business for the year ended September 30, 2018. The information in this presentation is not meant to replace information previously included in our prior Form 8-K filings, but is meant to supplement the information previously provided. We have included references to the original filings where the information contained in this presentation was incorporated by reference or was derived. PRESENTATION NAME DATE

Executive Summary PRESENTATION NAME DATE This slide includes columns directly from our Pro Forma Condensed Combined Statement of Earnings For the Year Ended September 30, 2018 filed in our Form 8-K/A on January 14, 2019. These pro forma results are for the fiscal year ended September 30, 2018 and are prepared as if both Acquisitions, debt financing and equity offerings had occurred as of October 1, 2017. The pro forma adjustments were prepared prior to the pricing of the debt financing and equity offerings and include assumptions relating to such financings. See the  Company’s Form 8-Ks filed on January 18, 2019 and January 28, 2019 for a description of the actual terms of such financings. Slide 7 These slides include the reconciliation for the Energizer Base Business and Pro Forma Combined Business’ Adjusted Earnings Before Income Taxes, Adjusted Net Income Attributable to Common Shareholders, and Adjusted Diluted EPS from the reported information on Slide 7. For the year ended September 30, 2018, the Energizer’s Base Business’ Adjusted Diluted EPS was $3.37 and the Adjusted Pro Forma Combined Business’ Diluted EPS was $2.76, dilutive by approximately 18%. When factoring in the actual preferred dividend of $16.2 million and actual common shares outstanding of 71.4, the Acquisitions are dilutive by approximately 20%. Slides 8 & 9 This slide provides a summary Pro Forma Combined Business Adjusted Free Cash Flow reconciled back to the Pro Forma Net Earnings for the Combined Business. Slide 10 This slide provides supplemental information on non-cash depreciation, amortization and share-based payments for the Pro Forma Combined Business. Depreciation and amortization amounts for the Pro Forma Combined Business are based on the preliminary purchase price allocation. These amounts are estimates and could materially change as we finalize the purchase price allocation. Slide 11

Combined Business’ Pro Forma Statement of Earnings for Fiscal Year 2018 Source: Form 8-K/A filed on January 14, 2019 with the Pro Forma Condensed Combined Statement of Earnings   For the Year ended September 30, 2018 (Amounts in millions, except per share amounts) Energizer Base Business   Pro Forma GBC   Pro Forma GAC   Pro Forma Combined Business Net sales $ 1,797.7   $ 510.4   $ 465.6   $ 2,773.7 Cost of products sold 966.8   341.6   312.6   1,621.0 Gross profit 830.9   168.8   153.0   1,152.7 Selling, general and administrative expense 421.7   12.8   57.6   492.1 Advertising and sales promotion expense 112.9   4.7   9.2   126.8 Research and development expense 22.4   8.5   4.1   35.0 Amortization of intangible assets 11.5   30.8   21.6   63.9 Write-off for goodwill impairment -   -   92.5   92.5 Restructuring -   -   9.2   9.2 Gain on sale of real estate (4.6)   -   -   (4.6) Interest expense 98.4   42.6   40.7   181.7 Other items, net (6.6)   22.1   0.2   15.7 Earnings/(loss) before income taxes 175.2   47.3   (82.1)   140.4 Income tax provision 81.7   3.6   (37.0)   48.3 Net earnings/(loss) 93.5   43.7   (45.1)   92.1 Mandatory convertible preferred stock dividends -   -   -   13.6 Net earnings attributable to common shareholders $ 93.5   $ 43.7   $ (45.1)   $ 78.5                 Earnings per share     Basic net earnings per share $ 1.56           $ 1.14 Diluted net earnings per share $ 1.52           $ 1.11                 Weighted average shares- basic 59.8           69.1 Weighted average shares- diluted 61.4           70.7 Pro Forma Financial Statements are prepared as if the Acquisitions, debt financing and equity offerings had occurred as of October 1, 2017

Pro Forma Combined Business' FY 2018 Adjusted Diluted EPS

(Amounts in Millions, Except per Share Data)	Energizer Base Business (1) Earnings Before Income Taxes	Energizer Base Business (1) Net Income Attributable to Common Shareholders	Energizer Base Business (1) Diluted EPS	Pro Forma Combined Business Earnings Before Income Taxes	Pro Forma Combined Business Net Income Attributable to Common Shareholders	Pro Forma Combined Business Diluted EPS
Reported Results - *From Slide 7*	$ 175.2	$ 93.5	$ 1.52	$ 140.4	$ 78.5	$ 1.11
Impacts: Expense (Income)						
Acquisition and integration (2)	84.6	61.6	1.00	-	-	-
Settlement loss on Canadian pension plan termination	14.1	10.4	0.17	14.1	10.4	0.15
Gain on sale of real estate	(4.6)	(3.5)	(0.06)	(4.6)	(3.5)	(0.05)
Carve out allocations (3)	-	-	-	6.5	5.0	0.07
Restructuring (4)	-	-	-	18.5	14.8	0.21
Write off for goodwill impairment (5)	-	-	-	92.5	92.5	1.31
Acquisition withholding tax	-	6.0	0.10	-	6.0	0.08
Unrecognized tax benefit (6)	-	-	-	-	(4.0)	(0.06)
One-time impact of the U.S. Tax Legislation (7)	-	39.1	0.64	-	(4.4)	(0.06)
Adjusted Metrics	$ 269.3	$ 207.1	$ 3.37	$ 267.4	$ 195.3	$ 2.76
Weighted Average Diluted Shares			61.4			70.7

The impact of the Acquisitions on a pro forma basis for fiscal year 2018 was dilutive to the Energizer base business by approximately 18%. This was based on the pro forma preferred dividends of $13.6 million and weighted average diluted shares of 70.7 million.

When factoring in the actual preferred dividend of $16.2 million and actual common shares outstanding of 71.4, the Acquisitions are dilutive by approximately 20%.

See slide 9 for footnote disclosures.

8

Energizer Holdings, Inc.

Pro Forma Combined Business’ FY 2018 Adjusted Diluted EPS (Con’t) Company’s Annual Report on Form 10-K filed on November 16, 2018. Acquisition and integration costs are removed in the pro forma adjustments to determine the Pro Forma Combined Business’ Earnings Before Income Taxes. As a result, no adjustment is necessary to the Pro Forma Combined Business’ Results. The carve out allocations for GBC and GAC were pre-tax of $3.3 million and $3.2 million, respectively, and after tax of $2.4 million and $2.6 million, respectively. Certain costs representing $5.1 million of the Acquired Battery Business and $3.3 GAC have been allocated from Spectrum. Of the $5.1 million allocated to the Acquired Battery Business, $1.9 million was related to the Varta Divestiture Business. The net impact to the GBC is $3.2 million. Those costs are derived from multiple levels of the organization including geographic business unit expenses, product line expenses, shared corporate expenses, and fees from Spectrum. These allocations are not directly related to GBC or GAC’s operations and are being removed through this adjustment. The restructuring costs for GBC and GAC were $0.1 million and $18.4 million, respectively, and after tax of $0.1 million and 14.7 million, respectively. The GAC restructuring costs relate to a series of initiatives implemented by Spectrum to consolidate certain operations and reduce operating costs including headcount reductions and the exit of certain facilities. The cost of these initiatives will not have an on-going impact on the Pro Forma Combined Business. The Write-off for Impairment of Goodwill is related to GAC and primarily attributable to reduced operating results from operational changes driven by the restructuring of domestic manufacturing and distribution, increases in commodity costs, and increased marketing and pricing competition realized during the year. These costs will not have an on-going impact on the Pro Forma Combined Business. The unrecognized tax benefit was included in the historical audited financial statements for GAC. This was a benefit related to a prior year position that will not have an on-going impact on the Pro Forma Combined Business. The one-time impact of the U.S. Tax Legislation for the GBC and GAC businesses were benefits of $7.0 million and $36.5 million, respectively, which offset the Energizer base business expense of $39.1 million. Note: The GBC amounts were obtained from the Acquired Battery Business’ audited financial statements filed in the Company’s Form 8-K/A on January 14, 2019, adjusted for unaudited estimates of the impact of the Varta Divestment Business obtained from Spectrum’s accounting records. The GAC amounts were obtained from GAC’s audited financial statements filed in the Company’s Form 8-K/A on January 14, 2019.

Combined Business' Pro Forma Adjusted Free Cash Flow

(Amounts in millions)

Pro Forma Consolidated Combined Business' Net Earnings - *From slide 7*	$ 92.1	
Pro forma depreciation - *From slide 11*	49.4	
Pro forma amortization - *From slide 11*	63.9	
Pro forma share-based payments- *From slide 11*	31.3	
Write-off for goodwill impairment - *From slide 7*	92.5	
After tax carve out allocations - *From slide 8*	5.0	
After tax restructuring - *From slide 8*	14.8	
Less: Historical capital expenditures for the combined businesses (1)	(41.1)	
Estimated Adjusted Free Cash Flow (2)	**$ 307.9**	**(3)**
Less Estimated Dividend Payments:		
Estimated FY19 Common Dividends (70.7 million shares x $1.20)	(84.8)	
Pro Forma FY19 Preferred Dividends	(13.6)	
Estimated Cash Available (2)	**$ 209.5**	**(3)**

Summary of Pro Forma Combined Business' Adjusted Free Cash Flow reconciled back to the pro forma net earnings for the Combined Business

(1) The Combined Business' fiscal year 2018 capital spending was $41.1 million based on the historical combined results of Energizer, GAC and GBC. The Company expects going forward to have approximately $60 to $65 million in annual capital expenditures.

(2) The Company expects to achieve annual synergies of approximately $75 million within three years of the acquisition, as well as an annual $11 million cash tax benefit starting in the first year. This will further increase the Adjusted Free Cash Flow and Estimated Cash available for the Company.

(3) When factoring in tax effected annual synergies of approximately $60 million, the annual tax benefit of $11 million and the expected capital spending run rate of $60 to $65 million, the Adjusted Free Cash Flow is approximately $355 to $360 million as compared to the $340 million of Adjusted Free Cash Flow of the historical combined results of Energizer, GAC and GBC, as previously provided. In addition, the estimated cash available would be approximately $255 to $260 million. The above Adjusted Free Cash Flow and estimated cash available exclude any impacts of changes to working capital or other assets and liabilities.

10

Energizer Holdings, Inc.

Depreciation and Amortization Supplemental Information PRESENTATION NAME DATE Sources: Energizer base business information is derived from the Company’s Annual Report on Form 10-K filed on November 16, 2018. Notes: Depreciation and amortization amounts for the Pro Forma Combined Business are based on the preliminary purchase price allocation. These amounts are estimates and could materially change, as we finalize the purchase price allocation. The GBC amounts were obtained from the Acquired Battery Business’ audited financial statements filed in the Company’s Form 8-K/A on January 14, 2019, adjusted for unaudited estimates of the impact of the Varta Divestment Business obtained from Spectrum’s accounting records. The GAC amounts were obtained from GAC’s audited financial statements filed in the Company’s Form 8-K/A on January 14, 2019. Supplemental Information on non-cash depreciation, amortization and share-based payments for the Pro Forma Combined Business